UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 12, 2025, Riot Platforms, Inc. (the “Company”), entered into an amended and restated professional services agreement with Clear Capital Management Corporation (the “Amended Yee Agreement”), to renew the engagement of Mr. Colin Yee as the Company’s Chief Financial Officer (principal financial officer) (“CFO”), upon the expiration of the term of Mr. Yee’s original agreement, dated April 12, 2022. Except as set forth in this Item 5.02 of this Current Report on Form 8-K (this “Form 8-K”), the terms of the Amended Yee Agreement are materially consistent with the terms of the Form of Executive Employment Agreement (the “Form of Amended and Restated Executive Employment Agreement”), approved by the Compensation and Human Resources Committee of the Board of Directors of the Company effective November 20, 2024.

The Amended Yee Agreement provides the procedures and deadlines to the Company and Mr. Yee for entering into any separation agreement and general release (a “Severance Agreement”) following a termination event and establishes a revocation period. Additionally, the Amended Yee Agreement includes terms regarding the form and timing of payment of any severance benefits. Severance benefits shall be paid in a lump sum, as follows: (A) 50% of cash severance benefits shall be paid within 20 business days following entry into a Severance Agreement, with the remainder payable six months and one day following the termination date; (B) any service-based stock awards subject to pro rata vesting will be settled no later than five business days following the date of entry into a Severance Agreement; and (C) any performance-based stock awards entitled to accelerated vesting will be settled no later than five business days following the date of entry into a Severance Agreement. As an independent contractor, Mr. Yee is not an employee of the Company and is solely responsible for any and all tax and governmental obligations. Mr. Yee is not entitled to any benefits or rights provided specifically for employees of the Company, including but not limited to workers’ compensation benefits, under applicable laws.

Under the Amended Yee Agreement, Mr. Yee has agreed to serve as the Company’s CFO for an initial term of 36 months which, upon expiration, shall be automatically renewed for successive 12-month periods thereafter, unless earlier terminated in accordance with the terms of the Form of Amended and Restated Executive Employment Agreement.

Except as disclosed in this Form 8-K, the Amended Yee Agreement will not affect the terms, compensation arrangements, equity awards, or other rights of the CFO, as previously disclosed by the Company. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form Amended and Restated Executive Employment Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 26, 2024, which is incorporated by reference herein.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: April 17, 2025